UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2025 (August 13, 2025)

Basanite, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53574	20-4959207
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

20 Thompson Road, Branford, CT 06405

(Address of principal executive offices) (Zip Code)

888-501-1176

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of directors or certain officers; election of directors; appointment of certain officers; compensatory arrangements of certain officers

Departure of Directors

On August 13, 2025, Andrew Acquarulo, Jr. remitted his resignation to the Chairman and Board of Directors from his role as Director. Mr. Acquarulo resigned due to time investments in personal and professional matters that make him unable to attend to the duties and responsibilities as a Director on the Company’s Board.

On August 14, 2025, Paul Sallarulo remitted his resignation to the Chairman of the Board of Directors and the Acting Interim Chief Financial Officer notifying the Board and Management of his retirement from Basanite’s Board.

On August 14, 2025, Sergio Salani remitted his resignation to the Chairman of the Board of Directors and the Acting Interim Chief Financial Officer notifying the Board and Management of his retirement from Basanite’s Board.

On August 15, 2025, Jackie Placeres remitted her resignation to the Chairman of the Board of Directors and Directors notifying the Board and Management of her departure from the Company. Her resignation is effective as of end of business day August 15, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 15, 2025	BASANITE, INC.

	By:	/s/ Jackie Placeres
Name: Jackie Placeres
Title: Acting Interim Chief Financial Officer